                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 12, 1999


                             SKYNET HOLDINGS, INC.
                             ---------------------
             (Exact name of registrant as specified in its charter)

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
      Delaware                         0-25229                         65-0861800
---------------------          ------------------------          ------------------------
  (State or other                (Commission File No.)             (IRS Employer
  jurisdiction of                                                  Identification No.)
  incorporation)
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                           343 South Glasgow Avenue
                             Inglewood, CA  90301
                    ---------------------------------------
                    (Address of principal executive office)

Registrant's telephone number, including area code:  (310) 642-7776
                                                     --------------

-------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 2:      ACQUISITION OR DISPOSITION OF ASSETS

Acquisition of Freight on Board International Limited
-----------------------------------------------------

          Background.   On April 12, 1999, SkyNet Holdings, Inc. (the "Company")
          -----------
completed the first of a scheduled two-tiered acquisition of Freight on Board International Limited ("FOB"), a corporation organized under the laws of the United Kingdom. FOB is headquartered in Heathrow, England and maintains branch offices in the financial district of London, England and New York City, New York. Since 1981, FOB has provided same-day and overnight express delivery services throughout the United Kingdom principally to the financial, media and advertising industries. FOB also provides international express courier, freight forwarding and specialized mailing services. The Company's New York based subsidiary forwards packages originated in England to destinations throughout the United States, South America and Canada on behalf of FOB and other smaller UK based courier companies. FOB derives substantially all of its revenues in British Pound Sterling from its UK customer base. During its last completed fiscal year, FOB realized revenues of approximately US $10 million and employed approximately 100 persons.

          Acquisition Agreement.   The acquisition of FOB was completed pursuant
          ----------------------
to the terms of a Share Purchase Agreement dated April 12, 1999 (the "Agreement"). At the initial closing (the "Closing"), the Company purchased 51% of the issued and outstanding shares of capital stock of FOB for a purchase price consisting of (i) cash in the amount of Pounds Sterling 411,840 (approximately $680,000); (ii) 31,119 shares of the Company's restricted common stock ("Common Stock"); and (iii) a one (1) year cash earn-out payment in the amount of up to Pounds Sterling 88,195 (approximately $144,000) based on quarterly revenues of FOB for the one year period following the Closing (the "Earn-out").

          The remaining 49% of the capital stock of FOB is owned by Mr. John Clark and is scheduled to be acquired during the third or fourth quarter of 1999. This will occur by virtue of reciprocal put and call features within the Agreement which permits Mr. Clark to "put" his shares to the Company commencing July 2, 1999 and terminating July 31, 1999; and the Company to "call" such shares from Mr. Clark commencing August 1, 1999 and terminating September 29, 1999. The purchase price for the remaining 49% consists of (i) cash in the amount of Pounds Sterling 338,160 (approximately $550,000); (ii) 83,067 shares of restricted Common Stock; and (iii) a one year cash earn-out payment in the amount of up to Pounds Sterling 161,805 (approximately $265,000) calculated and payable on terms similar to those described above with respect to the Earn-out.

          The Acquisition Agreement also contains (i) restrictive covenants which prohibit the former shareholders of FOB from competing directly or indirectly with FOB for a period of one year following the Closing; and (ii) confidentiality provisions which prohibit the former shareholders of FOB from disclosing any trade secrets or confidential information regarding FOB to any person after the Closing.

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

          In order to secure the representations, warranties, agreements and covenants of the principal shareholders of FOB (collectively, the "Principal FOB Shareholders") under the Agreement, the shares of Common Stock issued in connection with the acquisition shall be retained and held in escrow for a one year period following Closing. In order to secure the Company's obligation to purchase the remaining 49%, the Company has placed Pounds Sterling 338,160 (approximately $550,000) into escrow.

          The source of the funds utilized to complete the acquisition of FOB consisted of net proceeds form the Company's recently completed private placement of its equity securities.

          In connection with the acquisition, the Company entered into (i) a Registration Rights Agreement; (ii) a Service Agreement with Mr. Clark; and
(iii) a Tax Covenant Agreement with the Principal FOB Shareholders.

          Registration Rights Agreement.   Under a Registration Rights
          ------------------------------
Agreement, the Company agreed to include the shares of Common Stock issued in connection with the acquisition in any registration statement filed by the Company after September 30, 1999 with respect to an offering of Common Stock for the Company's own account (except registrations on Forms S-8, S-3 or similar of successor forms). Except as set forth in the Registration Rights Agreement, the shares of Common Stock issued in connection with the acquisition cannot be offered for sale, sold or otherwise transferred without the consent of the Company for the two year period following the Closing.

          Service Agreement. At Closing, Mr. Clark entered into a Service
          -----------------
Agreement with the Company and Sky International Limited, the Company's United Kingdom based subsidiary ("SIL"), to serve as managing director of SIL and FOB for a term of three years. The Service Agreement provides for annual base compensation of Pounds Sterling 150,000 (approximately $240,000), subject to annual review by the Board of Directors of the Company, and for Mr. Clark to participate in the Company's 1998 Stock Option Plan. In this connection, the Company agreed to make an initial grant of options to purchase 35,000 shares of Common Stock which vest ratably over the three year period commencing on the Closing. Any additional options shall be issued at the discretion of the Board of Directors of the Company. The Service Agreement also contains standard confidentiality and noncompete clauses which preclude Mr. Clark from competing directly or indirectly with the Company, SIL or FOB, soliciting any customer of the Company, SIL or FOB or soliciting any employee of the Company, SIL or FOB during the term of the Service Agreement and for a one year period thereafter.

          Tax Covenant Agreement.   At Closing, the Company entered into a Tax
          -----------------------
Covenant Agreement with the Principal FOB Shareholders. The Tax Covenant Agreement provides for the Principal FOB Shareholders to pay to the Company an amount equal to any tax liability incurred by FOB or any of its subsidiaries as a direct or indirect consequence of any event occurring on or before the Closing or in respect of any income, profits or gains which were earned, accrued or received on or before the Closing. Notwithstanding the foregoing, the Principal FOB Shareholders are not responsible for any tax liability to the extent that a reserve in respect of such liability has been provided for by FOB, that are result of any change in the tax rate applicable to

FOB or incurred as a result of the failure to provide any notice or election to any governmental authority after the Closing. The maximum amount payable under the Tax Covenant Agreement is approximately Pounds Sterling 1.5 million (approximately $2.5 million).


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements of Acquired Business
          -----------------------------------------

          It is impracticable at the time of the filing of this Current Report to provide the historical financial information for FOB required by Regulation S-X. Accordingly, the Company will file the required historical financial statements under cover of an Amendment to this Current Report on Form 8-K as soon as practicable, but in any event, not later than 60 days after the date on which this Current Report must be filed with the Commission.

     (b)  Pro Forma Financial Statements of Businesses
          --------------------------------------------

          It is impracticable at the time of the filing of this Current Report to provide the pro forma financial information for FOB required by Regulation S-
X. Accordingly, the Company will file the required pro forma financial statements under cover of an Amendment to this Current Report on Form 8-K as soon as practicable, but in any event, not later than 60 days after the date on which this Current Report must be filed with the Commission.

(c)  Exhibits
     --------

   2.3 Agreement for the Sale and Purchase of the entire issued share capital of Freight on Board International Limited dated April 12, 1999 by and among SkyNet Holdings, Inc., Mr. J.W.M. Clark and the remaining shareholders of Freight on Board International Limited.

  10.13 Registration Rights Agreement dated April 12, 1999, by and among SkyNet Holdings, Inc., J.W.M. Clark and certain other shareholders of Freight on Board International, Limited.

  10.14 Tax Covenant Agreement dated April 12, 1999, by and among SkyNet Holdings, Inc. and J.W.M. Clark, D.V. Amos and C.S. Brooker, the principal shareholders of Fright on Board International Limited.

  10.15 Service Agreement dated April 12, 1999, by and between SkyNet Holdings, Inc., Sky International Limited and J.W. M. Clark.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  April 23, 1999                   SKYNET HOLDINGS, INC.

                                         BY:  /s/Vjekoslav Nizic
                                             --------------------
                                                 Vjekoslav Nizic
                                                 Chief Executive Officer

                                 EXHIBIT INDEX

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
Exhibit
Number
(Referenced to
Item 601 of
Reg. S-K)
2.3 Agreement for the Sale and Purchase of the entire issued share capital of Freight on Board International Limited dated April 12, 1999 by and among SkyNet Holdings, Inc., Mr. J.W.M. Clark and the remaining shareholders of Freight on Board International Limited.

10.13 Registration Rights Agreement dated April 12, 1999, by and among SkyNet Holdings, Inc., J.W.M. Clark and certain other shareholders of Freight on Board
                  International, Limited.

10.14 Tax Covenant Agreement dated April 12, 1999, by and among SkyNet Holdings, Inc. and J.W.M. Clark, D.V. Amos and C.S. Brooker, the principal shareholders of Fright on Board International Limited.

10.15 Service Agreement dated April 12, 1999, by and between SkyNet Holdings, Inc., Sky International Limited and J.W. M. Clark.
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